UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2018
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On October 13, 2017, Mr. H. John Mye III announced his intention to retire from his position as Chief Financial Officer of Ecology and Environment Inc. (the “Company”) effective six months from the announcement date.  Mr. Mye’s official retirement date is April 13, 2018.

Under the direction of the Board of Directors, the Company’s Chief Executive Officer has been conducting, and shall continue, a national search for candidates for the Chief Financial Officer position.

On April 13, 2018, the Company announced that Peter F. Sorci has been appointed Acting Chief Financial Officer.  Mr. Sorci is 58 years old, and has been the Corporate Controller for the Company since March 2013.  During his career, Mr. Sorci has gained extensive experience in management of various finance and accounting functions, including the following recent roles:

•	Senior Audit Manager for HSBC Bank USA, N.A., a financial institution located in Buffalo, New York (2011-2013);

•	Director of External Reporting for MX Energy Holdings Inc., a retail energy company located in Stamford, Connecticut (2007-2011);

Mr. Sorci has a B.S. degree in Accounting and formerly was a Certified Public Accountant in New York State.  Mr. Sorci does not have any family or other related-party relationship with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

By	/s/ Gerard A. Gallagher III

Gerard A. Gallagher III
Chief Executive Officer

Dated:          April 13, 2018